UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2007
Date of Report (Date of earliest event reported)

CONSTITUTION MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300 - 1055 West Hastings Street Vancouver, British Columbia, Canada	V6E 2E9
(Address of principal executive offices)	(Zip Code)

(604) 612-4847
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers;

Appointment of Director

Effective on November 20, 2007, the Board of Directors (the "Board") of Constitution Mining Corp. (the "Company") accepted the consent of Pat Gorman to act as a Director of the Company and Chairman of the Board.

For the last ten years, Mr. Gorman has served as President of his private company, Resource Consultants Inc., a family owned and operated precious metals, hard-money assets brokerage firm. Mr. Gorman is the author of "The Value of Honest Money," an investment book that offers capital preservation and wealth building strategies. Mr. Gorman also writes a newsletter outlining precious metals strategies within the context of domestic/global economic and political realities. For 18 years he has hosted an internet-based talk radio show called "Hard Money Watch." Mr. Gorman is also the host to boutique-style investment conferences held in Tempe, Arizona. Mr. Gorman has recently released a new book entitled "The Personal Responsibility Handbook: The Power of You." Mr. Gorman does not serve on as a director of any other public companies.

Appointment of Non-Executive Officer

Effective on November 20, 2007, the Board of the Company accepted the consent of David Smith to act as Vice President of Corporate Communications of the Company. This position is a non-executive officer position.

David Smith is a writer and editor on issues of freedom and hard-money investing. He has written articles for several hard-money oriented investment publications, and is currently co-authoring a text dealing with investing strategies for precious metals. He serves as a consultant to several resource sector companies. In 2003, Mr. Smith served as a secondary education instructor for the Tumwater School District in Washington State. From 2004 to present, Mr. Smith has been a contributor to "The Morgan Report" and has served as a part-time instructor for the University of Phoenix and Washington Online/Grays Harbor College. From 2005 to present, Mr. Smith has served as President of The Write Doctor, Inc., as a senior writer for the "Free Market News", and as an instructor for Insight Schools in Washington State. Mr. Gorman does not serve on as a director of any public companies.

As a result of the Board's acceptance of the changes described above, the Company's current officers and directors are as follows:
Name	Position
Gary Joseph Artmont	President, Chief Executive Officer, Principal Executive Officer and Director
Daniel Hunter	Chief Operating Officer and Director
Pat Gorman	Director and Chairman of the Board
D. James MacKenzie	Director
Harold Gershuny	Director
Duncan Large	Director
John W. Jardine	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer
David Smith	Vice President of Corporate Communications (not an executive officer position)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONSTITUTION MINING CORP.
DATE: November 20, 2007	"Daniel Hunter" Name: Daniel Hunter Title: Chief Operating Officer and a Director

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